UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 27, 2022

NEURONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38546	33-1051425
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3222 Phoenixville Pike, Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 640-4202

(Former name or former address, if changed since last report.) Not applicable.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name on each exchange on which registered
Common Stock ($0.01 par value)	STIM	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On December 27, 2022, upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Neuronetics, Inc. (the “Company”) appointed Joseph H. Capper as a director and member of the Board’s Audit Committee effective January 1, 2023. The Board determined that Mr. Capper qualifies as an independent director under the director independence standards set forth by the Securities and Exchange Commission (the “SEC”) and applicable NASDAQ Stock Market LLC rules. Mr. Capper’s term will expire at the 2023 annual meeting of stockholders of the Company. The Company will enter into an indemnification agreement with Mr. Capper in connection with his appointment to the Board, in substantially the same form as that entered into with the Company’s other directors.

In connection with his appointment and as approved by the Board, Mr. Capper will receive compensation as a non-employee director as described in the Company’s proxy statement for the 2022 Annual Meeting of Stockholders. There are no arrangements or understandings between Mr. Capper and any other person pursuant to which he was selected as a director. Mr. Capper has no family relationship with any director or executive officer of the Company and he has no direct or indirect material interest in any transaction involving the Company required to be disclosed under Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 27, 2022, the Board voted to adopt the Fourth Amended and Restated Bylaws (the “A&R Bylaws”), which became effective immediately upon adoption. The A&R Bylaws amend and restate the Company’s previously existing bylaws in their entirety to, among other things, (i) update provisions as a result of universal proxy rules adopted by the SEC with respect to the nomination of directors for election, including a requirement for a stockholder submitting a nomination notice to make a representation as to whether such stockholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, and to provide reasonable evidence that certain requirements of such rule have been satisfied; and (ii) make certain other administrative, modernizing, clarifying and conforming changes.

The foregoing is qualified in its entirety by reference to the text of the A&R Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. In addition, a marked copy of the A&R Bylaws showing all changes made to the prior bylaws is filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Fourth Amended and Restated Bylaws of Neuronetics, Inc., effective December 27, 2022

3.2	Marked copy of Fourth Amended and Restated Bylaws of Neuronetics, Inc., effective December 27, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEURONETICS, INC.
(Registrant)

Date: December 29, 2022	By:	/s/ W. Andrew Macan
	Name:	W. Andrew Macan
	Title:	Senior Vice President and General Counsel